                                                                    EXHIBIT 11.1

                          AMERICA WEST AIRLINES, INC.

               COMPUTATION OF NET INCOME (LOSS) PER COMMON SHARE
               (IN THOUSANDS OF DOLLARS EXCEPT PER SHARE AMOUNTS)


                                                      REORGANIZED COMPANY       |       PREDECESSOR COMPANY
                                                 -----------------------------  |   ----------------------------
                                                                  PERIOD FROM   |   PERIOD FROM
                                                                   AUGUST 26,   |    JANUARY 1
                                                  YEAR ENDED           TO       |       TO           YEAR ENDED
                                                 DECEMBER 31,     DECEMBER 31,  |   AUGUST 25,      DECEMBER 31,
                                                 ------------     ------------  |   -----------     ------------
                                                     1995             1994      |      1994             1993
                                                 ------------     ------------  |   -----------     ------------
                                                                                |
Primary Earnings Per Share                                                      |
  Computation for Statements of Income:                                         |
    Income (loss) before extraordinary items...  $54,770.....     $     7,846   |   $  (203,268)    $    37,165
    Adjustment for interest on debt                                             |
      reduction................................        1,487               --   |         2,584           4,210
    Preferred stock dividend requirement.......           --               --   |            --              --
                                                 -----------      -----------   |   -----------     -----------
    Income (loss) applicable to common stock                                    |
      before extraordinary items...............       56,257            7,846   |      (200,684)         41,375
    Extraordinary items, net...................         (984 )             --   |       257,660              --
                                                 -----------      -----------   |   -----------     -----------
    Income (loss) applicable to common stock...  $    55,273      $     7,846   |   $    56,976     $    41,375
                                                 ===========      ===========   |   ===========     ===========
  Weighted average number of common shares                                      |
    outstanding................................   45,177,291       45,126,899   |    25,470,671      24,480,487
  Assumed exercise of stock options and                                         |
    warrants(a)................................    2,488,216               --   |     3,079,258       3,044,504
                                                 -----------      -----------   |   -----------     -----------
  Weighted average number of common shares                                      |
    outstanding as adjusted....................   47,665,507       45,126,899   |    28,549,929      27,524,991
                                                 ===========      ===========   |   ===========     ===========
Primary earnings per common share:                                              |
  Income (loss) before extraordinary items.....  $      1.18      $      0.17   |   $     (7.03)    $      1.50
  Extraordinary items..........................         (.02 )             --   |          9.02              --
                                                 -----------      -----------   |   -----------     -----------
  Net income (loss)............................  $      1.16      $      0.17   |   $      1.99     $      1.50
                                                 ===========      ===========   |   ===========     ===========
Computation of primary earnings per share --                                    |
  antidilutive calculation under modified                                       |
  treasury stock method submitted in accordance                                 |
  with Regulation S-K Item 601(b)(11)                                           |
  Income (loss) before extraordinary items.....                   $     7,846   |
  Preferred stock dividend requirement.........                            --   |
  Interest adjustment net of taxes.............                           870   |
                                                                  -----------   |
  Income (loss) applicable to common stock                                      |
    before extraordinary items.................                         8,716   |
  Extraordinary items, tax benefit.............                            --   |
                                                                  -----------   |
  Income (loss) applicable to common stock.....                   $     8,716   |
                                                                  ===========   |
Weighted average number of common shares                                        |
  outstanding..................................                    45,126,899   |
  Assumes exercise of stock options and                                         |
    warrants...................................                     2,011,352   |
                                                                  -----------   |
  Weighted average number of common shares as                                   |
    adjusted...................................                    47,138,251   |
                                                                  ===========   |
  Primary earnings per common share:                                            |
    Income (loss) before extraordinary items...                   $      0.18   |
    Extraordinary items........................                            --   |
                                                                  -----------   |
    Net income (loss)(b).......................                   $      0.18   |
                                                                  ===========   |

                                                                    EXHIBIT 11.1
                          AMERICA WEST AIRLINES, INC.

                   COMPUTATION OF NET INCOME (LOSS) PER SHARE
               (IN THOUSANDS OF DOLLARS EXCEPT PER SHARE AMOUNT)



                                                               REORGANIZED COMPANY       |       PREDECESSOR COMPANY
                                                           ----------------------------  |   ---------------------------
                                                                           PERIOD FROM   |  PERIOD FROM
                                                            YEAR ENDED     AUGUST 26 TO  |  JANUARY 1 TO    YEAR ENDED
                                                           DECEMBER 31,    DECEMBER 31,  |   AUGUST 25,     DECEMBER 31,
                                                           ------------    ------------  |   -----------    ------------
                                                               1995            1994      |      1994            1993
                                                           ------------    ------------  |   -----------    ------------
                                                                                         |
FULLY DILUTED EARNINGS PER SHARE                                                         |
  Computation for Statements of Income:                                                  |
    Income (loss) before extraordinary items.............   $   54,770      $    7,846   |   $ (203,268 )    $   37,165
    Adjustment for interest on debt reduction............          851             870   |        2,520           5,812
    Preferred stock dividend requirement.................           --              --   |           --              --
                                                            ----------      ----------   |   ----------      ----------
    Income (loss) applicable to common stock before                                      |
      extraordinary items................................       55,621           8,716   |     (200,748 )        42,977
    Extraordinary items..................................         (984)             --   |      257,660              --
                                                            ----------      ----------   |   ----------      ----------
    Net income (loss)....................................   $   54,637      $    8,716   |   $   56,912      $   42,977
                                                            ==========      ==========   |   ==========      ==========
    Weighted average number of common shares                                             |
      outstanding........................................   45,177,291      45,126,899   |   25,470,671      24,480,487
    Assumed exercise of stock options and warrants(a)....    2,488,216       2,011,352   |    3,079,258       4,240,761
                                                            ----------      ----------   |   ----------      ----------
    Weighted average number of common shares outstanding                                 |
      as adjusted........................................   47,665,507      47,138,251   |   28,549,929      28,721,248
                                                            ==========      ==========   |   ==========      ==========
  Fully diluted income (loss) per common share:                                          |
    Income (loss) before extraordinary items.............   $     1.17      $     0.18   |   $    (7.03 )    $     1.50
    Extraordinary items..................................         (.02)             --   |         9.02              --
                                                            ----------      ----------   |   ----------      ----------
    Net income (loss)....................................   $     1.15      $     0.18(b)|   $     1.99      $     1.50
                                                            ==========      ==========   |   ==========      ==========
Additional Fully Diluted Computation:                                                    |
Additional adjustment to net income (loss) as adjusted                                   |
  per fully diluted computation above....................                                |
  Income (loss) before extraordinary items as adjusted                                   |
    per fully diluted computation above..................   $   54,770      $    7,846   |   $ (203,268 )    $   37,165
  Add -- Interest on 7.75% subordinated debenture, net of                                |
    taxes................................................                           --   |           --              --
  Add -- Interest on 7.5% subordinated debenture, net of                                 |
    taxes................................................                           --   |           --              --
  Add -- Interest on 11.5% subordinated debentures, net                                  |
    of taxes.............................................                           --   |           --              --
  Add interest on debt reduction, net of taxes...........          851             870   |        2,520           5,812
                                                            ----------      ----------   |   ----------      ----------
  Income (loss) before extraordinary items as adjusted...       55,621           8,716   |     (200,748 )        42,977
  Extraordinary items, net...............................         (984)             --   |      257,660              --
                                                            ----------      ----------   |   ----------      ----------
  Net income (loss)......................................       54,637      $    8,716   |   $   56,912      $   42,977
                                                            ==========      ==========   |   ==========      ==========
Additional adjustment to weighted average number of                                      |
  shares outstanding                                                                     |
  Weighted average number of shares outstanding as                                       |
    adjusted per fully diluted computation above.........   47,665,507      47,138,251   |   28,549,929      28,721,248
  Additional dilutive effect of outstanding options and                                  |
    warrants.............................................           --              --   |           --              --
  Additional dilutive effect of assumed conversion of                                    |
    preferred stock:                                                                     |
    Series A 9.75%.......................................           --              --   |           --              --
    Series B 10.5%.......................................           --              --   |           --         851,294
    Series C 9.75%.......................................           --              --   |       73,099          73,099
  Additional dilutive effect of assumed conversion of                                    |
    7.75% subordinated debenture.........................           --              --   |    2,257,558       2,263,007
  Additional dilutive effect of assumed conversion of                                    |
    7.5% subordinated debenture..........................           --              --   |    2,264,932       2,272,548
  Additional dilutive effect of assumed conversion of                                    |
    11.5% subordinated debenture.........................           --              --   |    7,306,865       7,328,201
                                                            ----------      ----------   |   ----------      ----------
  Weighted average number of common shares outstanding as                                |
    adjusted.............................................   47,665,507      47,138,251   |   40,452,383      41,509,397
                                                            ==========      ==========   |   ==========      ==========
Fully diluted income (loss) per common share:                                            |
    Income (loss) before extraordinary items.............   $     1.17      $     0.18   |   $    (4.96 )    $     1.04
    Extraordinary items, net.............................         (.02)             --   |         6.37              --
                                                            ----------      ----------   |   ----------      ----------
    Net income (loss)....................................   $     1.15      $     0.18(b)|         1.41      $     1.04
                                                            ==========      ==========   |   ==========      ==========

---------------
(a) The stock options and warrants are included only in the periods in which they are dilutive.

(b) The calculation is submitted in accordance with Regulation S-K Item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an antidilutive result.